QUESTAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective February 18, 2015, except as otherwise provided)

Section 1.    Purpose
The Questar Corporation Long-Term Stock Incentive Plan (the “Plan”) is designed to encourage directors, officers and employees of and consultants to Questar Corporation (the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the Company, to generate an increased incentive to contribute to the Company’s future growth and success, and to enhance the Company’s ability to attract and retain talented individuals to serve the Company. Accordingly, the Company, during the term of this Plan, may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and other awards valued in whole or in part by reference to the Company’s stock. Any awards granted to a nonemployee director shall be solely to compensate such person for service to the Company as a nonemployee director. In addition, the Plan permits the issuance of long-term incentive awards in partial substitution of long-term incentive awards that covered shares of the common stock of Questar Corporation immediately prior to the spin-off of QEP Resources, Inc. by Questar Corporation.
Section 2.    Definitions
“Affiliate” means any entity that is treated as the same employer as the Company under Sections 414(b), (c), (m), or (o) of the Code, any entity required to be aggregated with the Company pursuant to regulations adopted under Section 409A of the Code, or any entity otherwise designated as an Affiliate by the Company.
“Award” shall mean a grant or award under Section 7 through 11, inclusive, of the Plan, as evidenced in a written or electronic document delivered to a Participant as provided in Section 13(b).
“Award Agreement” shall mean a written or electronic agreement between a Participant and the Company that sets forth the terms of the Award.
“Board” shall mean the Board of Directors of the Company.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committee” shall mean the Management Performance Committee of the Board.
“Common Stock” or “Stock” shall mean the Common Stock, no par value, of the Company.
“Company” shall mean Questar Corporation.
“Conversion Award” shall have the meaning specified in Section 15 hereof.
“Covered Participant” shall mean a Participant who is a covered employee as defined in Section 162(m)(3) of the Code and the regulations promulgated pursuant to it or who the Committee believes will be such a covered employee for all or any portion of a Performance Period during which Section 162(m) of the Code applies to any compensation paid to the Participant.
“Designated Beneficiary” shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant’s death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant’s beneficiary designated under the Company’s 401(k) Retirement Income Plan, if any, or, if none, the Participant’s beneficiary under the Company’s basic life insurance plan, if any, or, if none, the Participant’s estate.

“Disability” shall mean permanent and total disability within the meaning of Section 105(d)(4) of the Code.
“Employee” shall mean any officer or employee of the Employer.
“Employer” shall mean the Company and any Affiliate.
“Fair Market Value” shall mean the regular closing benchmark price of the Company’s Common Stock reported on the New York Stock Exchange on the date in question, or, if the Common Stock shall not have been traded on such date, the closing price on the next preceding day on which a sale occurred.
“Family Member” shall mean the Participant’s spouse, children, grandchildren, parents, siblings, nieces and nephews.
“Fiscal Year” shall mean the fiscal year of the Company.
“Incentive Stock Option” shall mean a stock option granted under Section 7 that is intended to meet the requirements of Section 422 of the Code.
“Nonemployee Director” shall mean a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934 or any successor provision.
“Nonqualified Stock Option” shall mean a stock option granted under Section 7 that is not an Incentive Stock Option.
“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.
“Participant” shall mean an Employee, director, or consultant to whom an Award is granted under this Plan.
“Payment Value” shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee’s determination under Section 9(c) with respect to the applicable Performance Period.
“Performance Goals” shall mean the objectives established by the Committee for a Performance Period pursuant to Section 12, for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Period are earned.
“Performance Period” or “Period” shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned.
“Performance Share” shall mean an Award granted pursuant to Section 9 of the Plan expressed as a share of Common Stock.
“QEP” shall mean QEP Resources, Inc., a Delaware corporation.
“Restricted Period” shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.
“Restricted Stock” shall mean shares of Common Stock granted to a Participant under Section 10 of the Plan.
“Restricted Stock Unit” shall mean a notional interest equal in value to one share of Common Stock, awarded under Section 10 of the Plan.

“Right” shall mean a Stock Appreciation Right granted under Section 8.
“Service” shall include any Participant’s service as an employee, nonemployee director, or consultant of an Employer and, with respect to the Conversion Awards, “Service” shall also include any Participant’s service as an employee, nonemployee director, or consultant of QEP or any business entity to the extent that QEP would be deemed an “eligible issuer of service recipient stock” to the service providers of such entity, as determined pursuant to Treasury Regulation Section 1.409A-1(b)(5)(iii)(E).
“Stock Unit Award” shall mean an Award of Common Stock or units granted under Section 11.
“Termination of Service” shall mean the date on which a Participant’s Service shall cease for any reason.
Section 3.    Administration
The Plan shall be administered by the Committee, unless such administration is delegated in whole or in part in accordance with the provisions below or unless otherwise determined by the Board. All references in the Plan to the Committee shall include such designee or other individual or administrative body (including the full Board or any other committee or subcommittee thereof) that has responsibility, in whole or in part, for the administration of the Plan. The Committee shall have sole and complete authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan, and to interpret the terms and provisions of the Plan. The Committee’s decisions shall be binding upon all persons, including the Company, stockholders, an Employer, Employees, Participants, Designated Beneficiaries, and Family Members. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith.
The Committee or the Board may, from time to time, delegate to specified officers of the Company the power and authority to grant Awards under the Plan to specified groups of Employees or consultants, subject to such restrictions and conditions as the Committee or the Board, in their sole discretion, may impose. The delegation shall be as broad or as narrow and extend for such period as the Committee or the Board shall determine. Notwithstanding the foregoing, the power and authority to grant Awards to any Employee or consultant or director who is subject to Section 16(b) of the Exchange Act shall not be delegated by the Committee or the Board. In addition, all actions to be taken by the Committee under this Plan, insofar as such actions affect compliance with Section 162(m) of the Code, shall be limited to those members of the Board who are Nonemployee Directors and who are outside directors under Section 162(m).
Section 4.    Eligibility
Awards may only be granted to directors, officers and employees of or consultants to the Company or any Affiliate who have the capacity to contribute to the success of the Company. When selecting Participants and making Awards, the Committee may consider such factors as the Participant’s functions and responsibilities and the Participant’s past, present and future contributions to the Company’s profitability and growth.
Nothing contained in the Plan or in any individual agreement pursuant to the terms of the Plan shall confer upon any Participant any right to continue in the employment or service of the Company or to limit in any respect the right of the Company to terminate the Participant’s employment or service at any time and for any reason.
Section 5.    Maximum Amount Available for Awards and Maximum Award
As of December 31, 2014, there were 4,053,586 shares of Common Stock available for issuance under the Plan, subject to adjustment for additional issuances and forfeitures, as described below. Upon approval of this amendment and restatement of the Plan by the stockholders of the Company, the total number of shares of Common Stock then available for issuance under the Plan shall be 5,500,000 shares, subject to adjustment for addit ional issuances and forfeitures relating to outstanding Awards under the Plan at that time, as described below. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market.
For purposes of determining the number of shares of Common Stock that remain available for issuance under this Plan, the number of shares corresponding to Awards (including Conversion Awards) under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised, issued or settled or that are settled through issuance of consideration other than shares (including, without limitation, cash) shall be added back to the Plan and will again be available for the grant of Awards. Shares subject to an Award under the Plan, however, may not again be made available for issuance under the Plan if such shares were: (i) shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to any Award (other than shares delivered or withheld to pay withholding taxes related to Restricted Stock or Restricted Stock Units), or (iii) Shares repurchased on the open market with the proceeds of an Option exercise.

In the event that the Committee shall determine that any stock dividend, extraordi-nary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, shall take action. The Committee shall adjust any or all of the number and kind of shares that thereafter may be awarded or optioned and sold or made the subject of Rights under the Plan, the number and kind of shares subject to outstanding Options and other Awards, and the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for a cash payment to a Participant or a person who has an outstanding Option or other Award.

Other than with respect to Conversion Awards, there is a maximum of 1,000,000 shares that can be the subject of Options and Rights granted to any single Participant in any given fiscal year.
All shares reserved for issuance under the Plan may be issued as Incentive Stock Options.
With respect to grants or Restricted Stock and Restricted Stock Units made on or after February 18, 2015, the Restricted Period shall be not less than one year from the grant date (other than in the event of death, Disability or Change of Control) except that Restricted Stock or RSUs for up to an aggregate of 300,000 shares of Stock may be granted with any Restricted Period determined by the Committee.
Section 6.    Termination of Service
In the event of a Participant’s Termination of Service, the Participant’s right to exercise an Option or receive any Award shall be determined by the Committee and provided in the Award Agreement subject to the general requirement that Incentive Stock Options cannot be exercised as an Incentive Stock Option for longer than three months after termination of employment for any reason other than death or Disability or 12 months after death or Disability.
Section 7.    Stock Options
a.Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the individuals to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefore and the conditions and limitations, applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, Nonqualified Stock Options, or both types of Options.

b.Special Rules, Incentive Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any implementing regulations. Incentive Stock Options shall not be granted to Participants who are not employees of the Company or its subsidiaries. The aggregate Fair Market Value (on the date of grant) of Common Stock for which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan or any other Plan of the Company or any subsidiary shall not exceed $100,000. To the extent the Fair Market Value (as of the date of grant) of the shares of Common Stock attributable to Incentive Stock Options first exercisable in any calendar year exceeds $100,000, the Option shall be treated as a Nonqualified Stock Option.

c.Option Price. The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

d.Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee, in its sole discretion, may specify in the applicable Award or thereafter; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Company. Such payment may be made in cash, or its equivalent, or by any other method permitted by the Committee in an Award Agreement, including, but not limited to, by exchanging shares of Common Stock owned by the Participant (that are not the subject of any pledge or other security interest), or by a combination of methods, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such option price. A Participant may tender shares of Common Stock by actual delivery or by attestation.
e.The Committee may, in accordance with Section 409A of the Code, provide one or more means to enable Participants and the Company to defer delivery of shares of Common Stock upon exercise of an Option on such terms and conditions as the Committee may determine, including by way of example the manner and timing of making a deferral election, the treatment of dividends paid on shares of Common Stock during the deferral period and the permitted distribution dates on events.

f.Transferability. Participants are allowed to transfer vested Nonqualified Stock Options to Family Members of family trusts, provided such transfers are made and transferred Options are exercised in accordance with procedural rules adopted by the Committee.

Section 8.    Stock Appreciation Rights
a.    The Committee may, with sole and complete authority, grant Rights to Participants. Rights shall not be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Rights may be issued as freestanding instruments or may be issued with respect to all or a portion of the shares subject to a related Option (the latter being “Tandem Rights”).

b.    A Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise of the Right over the exercise price thereof. The Committee shall determine whether such Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock.

Tandem Rights shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Award Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem Rights with respect thereto shall be canceled automatically to the extent of the number of shares with respect to which the related Option was so exercised or terminated. Upon the exercise of a Tandem Right, the related Option with respect thereto shall be canceled automatically to the extent of the number of shares with respect to which the Tandem Right was so exercised.
Section 9.    Performance Shares
a.    The Committee shall have sole and complete authority to determine the Participants who shall receive Performance Shares and the number of such shares for each Performance Period and to determine the duration of each Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

b.    Once the Committee decides to use Performance Shares, it shall establish Performance Goals for each Period on the basis of criteria selected by it. Any Performance Goals for Covered Participants shall be set and measured under the provisions of Section 12.

c.    As soon as practicable after the end of a Performance Period, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established Performance Goals. Payment Values of earned Performance Shares shall be distributed to the Participant in accordance with the Award Agreement covering such Performance Shares, which document shall contain payment terms that comply with Section 409A of the Code. The Committee shall determine whether Payment Values are to be distributed in the form of cash and/or shares of Common Stock. Any Payment Values payable for Covered Participants shall be determined under the provisions of Section 12.

Section 10.    Restricted Stock and Restricted Stock Units
a.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which and the conditions under which the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

b.    Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. At the expiration of the Restricted Period, such restrictions shall lapse and/or the Company shall deliver shares of Common Stock to the Participant or the Participant’s legal representative or otherwise make payment under the Award. Payment for Restricted Stock Units shall be made by the Company in cash and/or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 11.    Other Stock Based Awards
a.    In addition to granting Options, Rights, Performance Shares, Restricted Stock, and Restricted Stock Units, the Committee shall have authority to grant Stock Unit Awards to Participants that can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and Code Section 409A compliant payment rules as the Committee may determine in its sole and complete discretion at the time of grant.

b.    Any shares of Common Stock that are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

Stock Unit Awards shall specify whether the Participant is required to pay cash in conjunction with such Award.
Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant. Stock Unit Awards may provide for deferred payment schedules in accordance with Section 409A of the Code and/or vesting over a specified period of employment. In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.
c.    In the sole and complete discretion of the Committee, an Award , whether made as a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 9 or 10, may provide the Participant with dividends or dividend equivalents (payable on a current or deferred basis) and cash payments in lieu of or in addition to an Award; provided, however, that all such dividends or dividend equivalents or cash payments shall comply with Section 409A of the Code and provided further that no such dividend or dividend equivalent or cash payments shall be payable with respect to any Performance Shares until the Performance Shares have vested or been earned.

Section 12.    Special Provisions, Covered Participants
Awards subject to Performance Goals for Covered Participants under this Plan shall be governed by the conditions of this Section in addition to other applicable provisions of the Plan.
All Performance Goals relating to Covered Participants for a relevant Performance Period shall be established by the Committee by such date as is permitted under Section 162(m) of the Code. Performance Goals may include alternate and multiple goals and may be based on one or more business and or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any business unit within it: (a) total shareholder return; (b) return on assets, return on equity or return on capital employed; (c) measures of profitability such as earnings per share, corporate or business unit net income, net income before extraordinary or one-time items, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization; (d) cash flow from operations; (e) gross or net revenues or gross or net margins; (f) levels of operating expense or other expense items reported on the income statement; (g) measures of customer satisfaction and customer service; (h) safety; (i) annual or multi-year average reserve growth, production growth or production replacement, either absolute or on an appropriate per unit basis (e.g. reserve or production growth per diluted share); (j) efficiency or productivity measures such as annual or multi-year average finding costs, absolute or per unit operating and maintenance costs, lease operating expenses, inside-lease operating expenses, operating and maintenance expense per decatherm or customer or fuel gas reimbursement percentage; (k) satisfactory completion of a major project or organizational initiative with specific criteria set in advance by the Committee defining "satisfactory"; (l) debt ratios or other measures of credit quality or liquidity; (m) production and production growth; and (n) strategic asset sales or acquisitions in compliance with specific criteria set in advance by the Committee.

Performance Goals must be objective and must satisfy third party objectivity standards under Section 162(m) of the Code and regulations promulgated pursuant to it. Notwithstanding the foregoing, at the time such Performance Goals are established, the Committee may determine that the Performance Goals shall be adjusted to account for any unusual items or specified events or occurrences during the Performance Period. In addition, when provided by the Committee at the time Performance Goals are established, the Performance Goals may be adjusted to exclude the effect of any one or more of the following events that occur during the Performance Period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) material changes to invested capital from pension and post-retirement benefits-related items and similar non-operational items, and (vi) any unusual in nature and infrequently occurring items (A) as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report to stockholders for the applicable year, or (B) as publicly announced by the Company in a press release or conference call relating to the Company’s results of operations or financial condition for a completed quarterly or annual fiscal period. The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Goals that are specified in advance by the Committee. The Committee shall certify in writing prior to approval of any such Award that such applicable Performance Goals relating to the Award are satisfied. (Approved minutes of the Committee may be used for this purpose.)
Upon approval by the stockholders of the Company, the maximum Award that may be paid to any Covered Participant under the Plan pursuant to Sections 9, 11 and 12 for any Performance Period beginning in any one Fiscal Year shall be $10 million, if paid in cash, or 500,000 shares of Stock, if paid in Stock.
Section 13.    General Provisions
a.    Withholding. The Employer shall have the right to deduct from all amounts paid to a Participant in cash any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of Awards in the form of Common Stock, the committee shall require the Participant to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

b.    Awards. Each Award shall be evidenced in a written or electronic document delivered to the Participant that shall specify the terms and conditions and any rules applicable to such Award.

c.    Nontransferability. Except as provided in Section 7(f), no Award shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution.

d.    No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until becoming the holder of such shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

e.    Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Utah.

f.    Effective Date. This amendment and restatement shall be effective as of February 18, 2015, except for provisions that are subject to approval by the stockholders of the Company, and shall (i) replace the amended and restated Plan document that was effective on May 18, 2010 and (ii) incorporate any amendments subsequent thereto.
g.Duration of Plan. Upon approval by the stockholders of the Company, the Plan, as amended and restated, shall terminate on May 27, 2025, unless the term is extended with approval of the Company’s shareholders.

h.Amendment of Plan. The Board of Directors may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or legal requirement.

i.Amendment of Award. The Committee may amend, modify or terminate any outstanding Award with the Participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, to change the date or dates as of which an Option or Right becomes exercisable; a Performance Share is deemed earned; Restricted Stock becomes nonforfeitable; or to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

j.Repricing. Except for adjustments pursuant to Section 5, the per share price for any outstanding Option or Right granted under terms of the Plan may not be decreased after the dates on which such Option or Right was granted. Participants do not have the ability to surrender an outstanding Option or Right as consideration for the grant of a new Option or Right with a lower price, cash or other Awards, unless such repricing or exchanges are permitted with prior shareholder approval.

k.The payments and benefits provided hereunder are intended to be exempt from or compliant with the requirements of Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, including, without limitation, Sections 13(h) and (i) hereof, in the event that the Company reasonably determines that any payments or benefits hereunder are not either exempt from or compliant with the requirements of Section 409A of the Code, the Company shall have the right to adopt such amendments to this Plan or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that are necessary or appropriate (i) to preserve the intended tax treatment of the payments and benefits provided hereunder, to preserve the economic benefits with respect to such payments and benefits, and/or (ii) to exempt such payments and benefits from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 13(k) does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions or to indemnify any Participant for any failure to do so.

Section 14.    Change of Control
In the event of a Change of Control of the Company, all Options, Restricted Stock, and other Awards granted under the Plan shall vest immediately unless otherwise provided in the applicable Award Agreement.
A Change of Control of the Company shall be deemed to have occurred if (i) any individual, entity, or group(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as such term is used in Rule 13d-3 under the Exchange Act) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of January 1, 2010, constitute the Company’s Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on January 1, 2010, or whose appointment, election or nomination for election was previously so approved or recommended; or (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities; or (iv) the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
For avoidance of doubt, the consummation of the spin-off of QEP by the Company pursuant to the transactions contemplated by the Separation Agreement (as defined in Section 15) shall not be deemed to be a

Change of Control of the Company under this Section 14. In addition, if a Change of Control constitutes a payment event with respect to any payment under the Plan which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in clauses (i), (ii), (iii) and (iv) with respect to such payment must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.

Section 15.    Conversion Awards

a.    As a result of the spin-off transaction contemplated by that certain Separation and Distribution Agreement, by and between the Company and QEP, dated as of June 14, 2010 (the “Separation Agreement”), (i) certain Awards may be adjusted under the Plan in connection with the equitable adjustment set forth therein, and (ii) shares of Restricted Stock may be granted under the Plan as a result of the conversion of certain outstanding cash awards under the Questar Corporation Long-Term Cash Incentive Plan (the “Questar LTCIP”) (collectively, the “Conversion Awards”). Notwithstanding any other provision of the Plan to the contrary and subject to the terms of that certain Employee Matters Agreement, by and between the Company and QEP, dated as of June 14, 2010, (i) the number of shares to be subject to each Conversion Award shall be determined by the Committee, and (ii) the other terms and conditions of each Conversion Award, including option exercise price, shall be determined by the Committee, provided that such determinations are made prior to the “Distribution” (as defined in the Separation Agreement).

b.    With respect to any Conversion Award (other than a Conversion Award consisting of Restricted Stock issued in exchange for a cash award under the Questar LTCIP) held by an employee, consultant, or non-employee director in the employ or service of QEP (a “QEP Holder”), the Committee shall, upon written notification from QEP, provide that any such Conversion Award shall vest upon the terms and conditions set forth in such notification, to the extent permitted by the Plan.

c.    If a Change in Control of QEP (as defined below) occurs and a QEP Holder incurs a Qualifying Termination of Employment (as defined below) from QEP within 2 years following the date of such Change in Control of QEP, all Conversion Awards (other than a Conversion Award consisting of Restricted Stock issued in exchange for a cash award under the Questar LTCIP) held by a QEP Holder shall vest immediately. For the purposes of this Section 15(c):

i.    A “Change in Control of QEP” shall be deemed to have occurred upon a “Change in Control of the Company” as such term is defined in the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, as may be amended from time to time.

ii.    A “Qualifying Termination” shall be deemed to have occurred if a QEP Holder’s employment with QEP is terminated by QEP without “Cause” or by the QEP Holder for “Good Reason” (as such terms are defined in the QEP Resources, Inc. Executive Severance Compensation Plan, as may be amended from time to time, whether or not such QEP Holder is a participant in such plan.

d.    QEP shall be an intended third party beneficiary of, and shall have standing to enforce the terms of, this Section 15 as if it were a party hereto.

Executed on the date set forth below to be effective for all purposes as set forth herein.

QUESTAR CORPORATION
Plan Sponsor

By:	Ronald W. Jibson Chairman, President & CEO

Date: